Exhibit 99.48

MBNA MASTER CREDIT CARD TRUST II

SERIES 2000-B

KEY PERFORMANCE FACTORS
April 30, 2000



Expected B Maturity 2/18/03


Blended Coupon 6.3015%


Excess Protection Level
3 Month Average   2.10%
April, 2000   2.10%
March, 2000  N/A
February, 2000  N/A


Cash Yield18.56%


Investor Charge Offs 5.29%


Base Rate11.17%


Over 30 Day Delinquency 4.72%


Seller's Interest10.74%


Total Payment Rate13.82%


Total Principal Balance$52,271,464,953.72


 Investor Participation Amount$750,000,000.00


Seller Participation Amount$5,612,664,435.23


For the purpose of calculating Base Rate and Excess Protection level, a Coupon of 9.17% (33/360) was used. The Base Rate was calculated using a 33 day monthly period, 3/28/00 - 4/30/00.